Exhibit 10.1

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
The following information regarding the ACE*COMM Incentive Compensation Plan (ICP) is intended as a brief summary of the Plan. Complete details are available in the Plan Document.
AWARDS:
•	Target Awards are a percentage of each participant’s base salary.

•	Calculated Awards are based on performance achieved relative to targets established at the beginning of the Plan Year. Award levels between the threshold and maximum will be calculated on actual results using the following tables:

	Performance	Percent of Target
	Relative to Plan	Earned
For Revenue and Bookings:
	Below 90%	0
	90	50.00%
	91	55.00%
	92	60.00%
	93	65.00%
	94	70.00%
	95	75.00%
	96	80.00%
	97	85.00%
	98	90.00%
	99	95.00%
	100	100.00%
	101	105.00%
	102	110.00%
	103	115.00%
	104	120.00%
	105	125.00%
	110	150.00%
	115	175.00%
	120	200.00%

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW

	Performance Relative	Percent of Target
	to Plan	Earned

For EBITDA:	Below 95%	0
	95	50.00%
	96	60.00%
	97	70.00%
	98	80.00%
	99	90.00%
	100	100.00%
	101	105.00%
	102	110.00%
	103	115.00%
	104	120.00%
	105	125.00%
	110	150.00%
	115	175.00%
	120	200.00%
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FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
•	Calculated Awards are determined following the end of the Fiscal Year, based on the level of achievement on each of the weighted performance targets and objectives.

•	Calculated Awards may be further adjusted (up or down) at the discretion of the CEO and the Committee for exceptional circumstances (e.g. outstanding contribution not reflected in annual appraisal or performance targets and objectives; poor demonstration of critical competencies).

•	Final total payout pool cannot exceed the sum of the participants’ target awards multiplied by the weighted corporate performance factor. If awards exceed the pool, participants’ awards will be pro-rated uniformly to stay within the pool.

•	Earned Awards will be paid in cash, as determined by the Committee.

•	No awards will be paid out if EBITDA is 50% or less of plan after accruing for awards.
PERFORMANCE MEASURES:,
•	Awards will be based on performance relative to ACE*COMM Corporate, Group, Area of Business and individual targets, as appropriate.

•	The Corporate Performance Component consists of Revenue, EBITDA, and Bookings.

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
•	The Group and Area of Business Performance Components consist of financial measurements such as Revenue, EBITDA, and Bookings.

•	The Individual Performance Objective consists of specific objectives reflective of each participant’s area of responsibility with results measured on the basis of determinations by top management.

•	Participants who terminate prior to the end of the Fiscal Year, except for reasons of death, disability or retirement, are ineligible to receive any Earned Award.

•	Participation in the ICP does not imply any contract or guarantee of employment.

•	The Company may modify or terminate the ICP at any time.

•	The final interpretation of the ICP and determination of awards shall be at the discretion of the CEO and the Committee.

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
1.0 PLAN OBJECTIVES
The Plan objectives are:
1.1	To encourage individual effort and group teamwork toward the accomplishment of overall Company objectives which include Group, Area of Business, and individual goals.

1.2	To reward outstanding managerial performance.

1.3	To provide total direct compensation (salary plus annual incentive), which is competitive with the businesses with which the Company competes and which is sufficient to ensure the Company’s ability to attract, retain and motivate outstanding executives.

1.4	To focus the attention of participants on Corporate, Group and Area of Business goals; other performance measures may also be used from time to time.
2.0 DEFINITIONS
2.1	Bookings: Awards or contracts.

2.2	Calculated: Award: Total Performance Score multiplied by the Target Award established at the beginning of the Plan Year.

2.3	Committee: The Executive Compensation Committee of the Board of Directors of ACE*COMM Corporation, Inc.

2.4	Company: ACE*COMM Corporation, Inc. and its affiliates.

2.5	Corporate Performance: ACE*COMM’s annual financial and operational performance measures and specific objectives established by top management and approved by the Committee. The attainment of these performance objectives will be used. to determine ICP awards. For FY2007, Corporate Performance will consist of Revenue, EBITDA, and Bookings, weighted as outlined in the FY2007 Incentive Compensation Plan Summary.

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
2.6	ACE*COMM: ACE*COMM Corporation, Inc.

2.7	Earned Award: The Calculated Award which may be adjusted based upon a review of a participant’s contributions and other performance considerations by top management, with input from group senior management.

2.8	EBIT: Earnings Before Interest and Taxes; operating income performance measure used at the Corporate level.

2.9	Free Cash Flow: Operating cash flow minus capital expenditures.

2.10	Group: The major business units of ACE*COMM Corporation, Inc., reporting directly to the corporate level.

2.11	Group Performance: The specific financial and/or operational targets established for each Group, the attainment of which will be the basis for granting the Group Award Component. For FY2007, the three major Group financial measures consist of Revenue, EBITDA, and Bookings, weighted as outlined in the FY2007 Incentive Compensation Plan Summary.

2.13	ICP: The ACE*COMM Corporation, Inc. Incentive Compensation Plan, as approved by the Committee.

2.14	Individual Performance Objectives: Specific performance objectives established for each participant reflective of his/her functional area and individual responsibilities. This also considers top management’s evaluation of performance relative to objectives.

2.15	Invested Capital: Total assets net of intercompany receivables less total liabilities net of intercompany payables.

2.16	Operating Income: Revenue less the sum of all allowable expenses which typically include labor, material, overhead, SG&A and allowable Corporate allocation plus unallowable costs which include unallowable Corporate allocation plus amortization of good will and related intangibles.

2.17	Plan Year: The twelve month performance period for 2007 corresponding to the Company’s fiscal year, beginning July 1, 2006, and ending June 30, 2007.

2.18	Retirement: The voluntary termination of employment of the participant.

2.19	Revenue: The actual sales revenue results achieved during the Plan Year as reported in ACE*COMM’s audited Profit & Loss Statement.

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
2.20	Area of Business: A major business area of a Group, reporting directly to the Group level.

2.21	Area of Business Performance: The specific financial and/or operating targets established for each Area of Business, the attainment of which will be the basis for granting the Area of Business Award Component. For FY2007, the three major Area of Business financial measures consist of Revenue, EBITDA, and Bookings, weighted as outlined in the FY2007 Incentive Compensation Plan Summary.

2.22	Target Award: The established award a participant is eligible to receive if all performance requirements are achieved at 100%. The Target Award is shown as a percentage of the participant’s base salary.

2.23	Target Performance Level: The fully satisfactory performance level at which awards will equal 100% of the Target Award established for that performance measure.

2.24	Threshold Performance Level: The minimum level of acceptable performance for which incentive awards will be earned for any of the established performance objectives or measures.

2.25	Total Performance Score: The sum of all of the performance scores.
3.0 PARTICIPATION
3.1	Participation is limited to the officers and key managers of ACE*COMM, who are selected by top management. Participants must have an on-going opportunity to contribute significantly to the success and profitability of ACE*COMM.

3.2	A participant who has been employed by ACE*COMM for less than one year, but more than six months, may receive a pro-rated Earned Award. A participant employed by the Company for less than six months may be eligible to receive a pro-rated Earned Award at the discretion of the CEO, subject to approval of the Committee.

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
4.0 PERFORMANCE MEASURES
4.1	Corporate Financial Performance targets will be established annually by top management and approved by the Committee, based on the desired performance consistent with ACE*COMM’s Strategic Business Plan. The Earnings related targets will contain accruals to cover ICP awards.

4.2	The Committee will establish the Target Threshold (minimum) for each financial performance measure each year. For FY2007, the Target minimums and maximums are shown in the tables on pages 1 and 2.

4.3	Individual Performance Objectives will be established for each participant that focus attention on measurable key desired results.

4.4	The relative weighting of the performance components (appropriate Corporate, Group, Area of Business, and individual for each position) will be established for each Plan Year, based on the desired focus.
5.0 TARGET AWARDS
Target Award levels are based upon a percentage of each participant’s base salary.
6.0 DETERMINATION OF EARNED AWARDS
6.1	Earned Awards reflect achievement of Corporate, Group, Area of Business, and/or individual objectives, which are indicative of each participant’s performance and contribution. Each component may range from 0% to 200% of Target Performance.

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
6.3	The Calculated Award is the sum of the weighted performance components. The Earned Award is determined by multiplying the Calculated Award by a discretionary portion as determined by top management.

6.4	Actual Earned Awards will be calculated and rounded to the nearest one hundred dollars.

6.5	Earned Award recommendations will be reviewed and approved by the CEO. The Committee and the Board of Directors will approve the overall award budget, as well as the specific awards payable to the CEO and his direct subordinates and Group Presidents.
7.0 AWARD DISTRIBUTION
7.1	A participant must be actively employed through the last day of the Fiscal Year (i.e., June 30) in order to be eligible to receive an Earned Award.

7.2	Earned Awards will be calculated and paid within a reasonable period following the end of the Plan Year.

7.3	Participants who terminate during the Plan Year due to death, disability or retirement may receive a pro-rated Earned Award at the conclusion of the Plan Year, as determined by top management and the Committee.

7.4	During the Plan Year, in the event that a participant voluntarily terminates his/her employment with the Company, or he/she is terminated by the Company for cause, he/she will be ineligible to receive any Earned Award at the conclusion of the Plan Year.

7.5	If a participant is terminated by the Company other than for cause (e.g., job elimination, poor performance, etc.), he/she may be eligible to receive a pro-rated award after the conclusion of the Plan Year, at the sole discretion of the CEO.

7.6	In the event that a participant’s status changes during the Plan Year as a result of promotion, demotion, position re-evaluation or re-assignment, the Target Award may be changed following review and approval by top management. Awards will typically be prorated based on the amount of time spent in each position and the corresponding Target Awards and base salary.

FY2007 INCENTIVE COMPENSATION PLAN
ICP OVERVIEW
8.0 GENERAL
8.1	The CEO or his designee shall be responsible for the implementation and on-going administration of the Plan.

8.2	Interpretation of all matters related to this Plan, including, but not limited to, eligibility, calculation and determination of Earned Awards, as well as the resolution of any questions relating to accounting of the Plan, shall be at the sole and final discretion of the CEO and the Committee.

8.3	The Company may amend or discontinue this Plan at any time with respect to future awards; however, any awards earned up to the date of modification or termination will be distributed in accordance with Plan provisions at the time they were earned.

8.4	Nothing in this Plan shall be interpreted as giving any participant the right to be retained as an employee of the Company, or of limiting the Company’s rights to control or terminate the service of any employee at any time in the course of its business.